Exhibit 23.1


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                          [Eskew & Gresham Letterhead]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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         We  consent  to the  use in  this  Registration  Statement  of  Premier
Financial Bancorp, Inc. on Form S-1 of our report dated February 20, 1997 for the years ended December 31, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/Eskew & Gresham, PSC
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Eskew & Gresham, PSC
Certified Public Accountants
Lexington, Kentucky
May 28, 1997